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                                                                  EXHIBIT 10.26

                      AMENDED AND RESTATED PROMISSORY NOTE
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$203,906.70                                              As of  January 1, 2001
                                                           Executed May 4, 2001
                                                           Southfield, Michigan

     FOR VALUE RECEIVED the undersigned (the "Maker") promises to pay to the order of SUPERIOR CONSULTANT COMPANY, INC., a Michigan corporation ("Payee"), the principal sum of TWO HUNDRED THREE THOUSAND NINE HUNDRED SIX AND 70/100 ($203,906.70) Dollars in lawful money of the United States until paid in full. Equal annual payments of principal and interest in the amount of Twenty-Five Thousand ($25,000) Dollars shall be paid beginning December 31, 2001 and on December 31 of each year thereafter until paid in full. The entire principal balance shall be due December 31, 2015.

     Interest shall be charged from January 1, 2001 at Seven and Seventy-One One Hundredths (7.71%) percent unless and until Maker defaults hereunder; during any period of default, interest shall accrue at ten (10%) percent per annum.

     The entire unpaid principal balance shall be due and payable, at the option of Payee, at the Acceleration Date, plus any amount of accrued and unpaid interest computed to the Acceleration Date. Any principal balance unpaid at the Acceleration Date shall accrue interest at ten (10%) percent per annum thereafter until paid.

     This Amended and Restated Promissory Note ("Note") is delivered pursuant to the Assignment, Assumption and Release Agreement among Maker, Payee and Robert
R. Tashiro ("Tashiro") dated May 4, 2001, and is given to replace that certain promissory note of Tashiro to Payee dated as of January 1, 1996 in the original principal amount of $238,466.00, liability for which was assumed by Maker under the Assignment, Assumption and Release Agreement. Capitalized terms in this Note shall, unless defined or modified herein, have the same meaning as defined in the Shareholder Agreement between Maker and Payee dated May 4, 2001 (the "Shareholder Agreement").

     All payments hereunder shall be applied first to accrued and unpaid interest and the remainder to the reduction of the principal balance outstanding. Maker may prepay this Note, in whole or in part, at any time without penalty provided any prepayment shall be applied first to the last payment due and owing. No partial prepayment shall terminate, reduce or otherwise affect Maker's obligations to continue to make the payments contemplated in this Note until this Note is paid in full.

     Each maker, surety, guarantor and endorser, hereby waives grace, notice, protest, demand, presentment for payment, and diligence in the collection of this Note, and in filing suit hereon, and agrees that their liability for the payment hereof shall not be affected or impaired by any release or change in the security, or by any extension of the time for any payment.


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     Should a default be made in the payment of any installment of principal and interest as previously provided then the full unpaid principal of this obligation plus unpaid interest accrued to the date of the default shall, in the discretion of Payee, become immediately due and payable, and may be collected forthwith regardless of the stipulated date of maturity, time being of the essence.

     In the event a default occurs in the performance of any of the covenants or conditions contained in the Shareholder Agreement, Payee shall also have the right to declare the entire unpaid principal amount and unpaid interest (computed to the date of such default) of this Note immediately due and payable.

     Further, all costs and reasonable attorney fees incurred by Payee hereof in collecting or enforcing payment shall be paid upon demand by the Maker. Any failure of Payee to exercise such option to accelerate shall not constitute waiver of the right to exercise such option to accelerate at any future time.

     The undersigned hereby waives demand, presentment for payment, notice of dishonor, protest and notice of protest, and diligence in collection or bringing suit. The holder hereof may extend the time for payment or accept partial payment without discharging or releasing the undersigned.

     It is the intention of Maker and Payee to conform in good faith with all applicable usury laws. In furtherance thereof, Maker and Payee, for themselves and their successors and assigns, stipulate and agree that the terms and provisions contained herein or in any other instrument evidencing the indebtedness described herein or securing such debt shall never be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum permitted under applicable law. Maker shall never be liable for unearned interest and shall never be required to pay interest on the Note in excess of the maximum permitted by applicable law. In the event the holder hereof shall collect monies which are determined by a court of competent jurisdiction to constitute interest in excess of the maximum lawful rate, the collection of such excess shall be deemed to be a mistake and said excess shall at once be refunded to Maker or credited upon the principal then outstanding.

     The Maker of this Note acknowledges that this Note is made and delivered in the State of Michigan and does consent to the jurisdiction over it of the Courts of the State of Michigan in connection with all proceedings to enforce the Note.


                                     MAKER:


                     --------------------------------------
                              Ronald V. Aprahamian



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